UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Approval of the Company’s 2014 Annual CEO Incentive Plan

On May 6, 2013, the shareholders of Clean Harbors, Inc. (the “Company”), at the Company’s annual meeting of shareholders held on that date, approved the Clean Harbors, Inc. 2014 CEO Annual Incentive Plan (the “CEO Incentive Plan”). The purposes of the Plan are to provide an incentive each year for performance of the Company’s Chief Executive Officer (“CEO”) by making a significant percentage of the CEO’s total cash compensation dependent upon the level of his or the Company’s performance attained for the year, and to do so in a manner which will allow full deductibility of the bonus portion of the CEO compensation expense under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) generally limits the Company’s federal income tax deduction for total compensation paid to each of certain executive officers, including the CEO, in any year to $1.0 million unless any excess over $1.0 million qualifies as “performance-based compensation” as defined in Section 162(m).

The CEO Incentive Plan will become effective on January 1, 2014 and be in effect for each of the Company’s fiscal years commencing with the year ending December 31, 2014 and ending with the year ending December 31, 2018, unless the Plan is earlier terminated by the Company’s Board of Directors or the Compensation Committee of the Board (the “Compensation Committee”). Effective as of January 1, 2014, the CEO Incentive Plan will succeed and replace the Company’s previous CEO Annual Incentive Plan (the “Prior CEO Incentive Plan”) under which cash bonuses for the CEO were determined for the three years ending December 31, 2012 and will be determined for the year ending December 31, 2013.

The CEO Incentive Plan will be administered by the Compensation Committee, which is appointed by the full Board of Directors and consists of not less than two members of the Board, each of whom must be both an “outside director” as defined in Section 162(m) of the Code and an “independent director” under the listing requirements of the New York Stock Exchange. Under the CEO Incentive Plan, the CEO’s annual incentive bonuses (not to exceed $3,000,000 for any one year) will be earned by the CEO or the Company meeting certain Performance Criteria selected by the Committee for each year the Plan is in effect. For each such Performance Criteria, the Committee may also determine Threshold and Maximum levels of achievement, and the respective amounts of bonus which may potentially be earned based on each such level of achievement. If the Committee establishes Threshold and Maximum levels of achievement for any Performance Criteria, the Committee shall also determine how the amount of the potential bonus associated with such Criteria shall be determined if the actual level of achievement relating to such Criteria during any Plan year is between such Threshold and Maximum levels. Under the Plan, the Performance Criteria may be based on one or more of the following: the Company’s consolidated revenues, consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), ratio of EBITDA to consolidated revenues (“EBITDA Margin”), earnings per share, health, safety and compliance statistics (“HSC Compliance”), cost reductions, days of sales outstanding (“DSO”) (based upon the time of payment of the Company’s outstanding billings), hiring of key executive officers, succession planning, financing or refinancing results, or implementation or expansion of a new line of business or programs.

Except for the maximum limitation of $3.0 million which the CEO Incentive Plan provides for annual bonuses to the CEO, the Company cannot now predict the amount, if any, which the CEO may receive in the future under the CEO Incentive Plan. However, the description of the CEO Incentive Plan in the Company’s definitive proxy statement which was filed with Securities and Exchange Commission on March 22, 2013 (the “2013 Proxy Statement”) contains information as to the amount of the bonuses which have been paid to the CEO and are potentially payable for the year ending December 31, 2013 under the Prior CEO Incentive Plan, which is substantially similar to the CEO Incentive Plan.

A copy of the CEO Incentive Plan is attached as Appendix A to the 2013 Proxy Statement and the Plan is further described in the 2013 Proxy Statement under the heading “Approval of 2014 CEO Annual Incentive Plan” commencing on page 35.  The copy of such Plan and such description are incorporated herein by reference.

Amendment to Sections 8 and 10(i) of the Company’s 2010 Stock Incentive Plan

On May 6, 2013, the Company’s shareholders also approved an amendment to Sections 8 and 10(i) of the Company’s 2010 Stock Incentive Plan (the “2010 Plan”). The 2010 Plan provides for awards (“Awards”) of the Company’s common stock in the form of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Other Stock-Based Awards. The Plan is administered by the Compensation Committee of the Company’s Board of Directors composed of not less than two independent directors (the “Committee”) except that, in the case of any Awards granted under the 2010 Plan to non-employee directors of the Company, such Awards are made and administered by the full Board of Directors. Under the 2010 Plan, all employees, directors, consultants and advisors of the Company or any of its subsidiaries are eligible to participate to the extent the Committee (or, in the case of non-employee directors, the full Board), in its discretion, shall grant Awards to them.

The 2010 Plan is designed in part to enable the Company to provide certain forms of performance-based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code as described above. Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1.0 million in any one year. Section 162(m) excludes from the $1.0 million limitation on tax deductibility performance-based compensation meeting certain requirements. Awards under the 2010 Plan that are intended to satisfy the Section 162(m) performance-based compensation exception are subject to the terms and conditions of the 2010 Plan. The Company anticipates that compensation related to all performance-based awards granted under the 2010 Plan will be deductible as performance-based compensation not subject to the $1.0 million limitation on deductibility.

In order to comply with the requirements of Section 162(m) of the Code, shareholder approval is required not less frequently than every five years for the “material terms” of the performance measures from which the Committee may select for purposes of making performance-based Awards under the 2010 Plan. For purposes of Section 162(m), the “material terms” include (i) the employees eligible to receive compensation under the 2010 Plan, (ii) a description of the business goals on which the performance criteria are based, and (iii) the maximum award that can be paid to an employee under the performance goals. Shareholder approval of general business criteria as performance measures (even without specific targeted levels of performance) will permit compensation related to performance-based incentive awards to be fully tax deductible under Section 162(m), provided that the shareholders approve the material terms of the performance measures at least every five years and the Committee sets objective performance criteria consistent with these performance measures for each Award. Shareholder approval of the amendment to Sections 8 and 10(i) of the 2010 Plan will be deemed to constitute approval of the material terms of the performance measures under the Plan for purposes of the approval requirements of Section 162(m) of the Code.

Section 8 of the 2010 Plan permits grants of up to 600,000 (after giving effect to the two-for-one stock split of the Company’s common stock on July 26, 2011) shares of the Company’s common stock as Other Stock-Based Awards. Subject to such limitation on the total number of shares which may be granted under Section 8, Section 8 allows for grants of shares without restrictions, but that Section previously did not apply to grants of Restricted Stock. Section 7(d)(4) of the 2010 Plan provides that the minimum vesting period for Restricted Stock Awards which are not Performance Awards is three years from the date of such Restricted Stock Awards, provided that such awards may vest proportionately in annual increments based on continued employment or service during such vesting period. During each fiscal year, the Committee has traditionally made Restricted Stock Awards at various dates, particularly in the case of newly-hired employees, and Section 7(d)(4) has therefore required that the potential release of such Restricted Stock occur, subject to continued employment, on various anniversaries of the original grant dates. In order to reduce the administrative burden relating to release at various times during each year to the multiple holders of Restricted Stock Awards, the Company would like all future vesting of Restricted Stock Awards (irrespective of the respective grant dates during each year) to be effective as of certain uniform quarterly vesting dates during each fiscal year. Although most grants of Restricted Stock would continue to satisfy all of the vesting requirements of Section 7(d)(4), some grants would likely have a slightly shorter vesting period and therefore not satisfy all of such vesting requirements in Section 7(d)(4). The amendment to Section 8 of the 2010 Plan allows the

Committee to grant such Restricted Stock under Section 8 subject to limitation on the total number of shares which may be issued under Section 8.

Section 10(i) of the 2010 Plan sets forth the performance criteria from which the Committee may select for purposes of granting Performance Awards under the Plan. Under Section 10(i), the Committee shall specify, for any Award that is intended to qualify as Performance-Based Compensation, that the payment of such Compensation shall be subject to the achievement of one or more objective performance measures pre-established by the Committee, which shall be objective and shall meet the requirements of Section 162(m) of the Code, including the requirement that the levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”

Prior to the amendment of Section 10(i), the Committee could select, for purposes of making Performance Awards, one or more of the following criteria for the Company and its subsidiaries, on a consolidated basis, and/or for any present or future parent or subsidiary of the Company, or for business or geographical units of the Company and/or any present or future parent or subsidiary of the Company (except with respect to the total shareholder return and earnings per share criteria): (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on the net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (ix) working capital; (x) management of fixed costs or variable costs; (xi) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xii) total shareholder return; and (xiii) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determined should appropriately be excluded, including without limitation (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (B) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (C) changes in accounting standards required by generally accepted accounting principles.

Under the amendment of Section 10(i), those provisions relating to performance goals were generally continued, but with certain changes primarily for the following reasons. First, in order to cause the relevant provisions to be consistent with the comparable provisions in the Company’s Amended and Restated Management Incentive Plan, which relates to potential cash bonuses for the Company’s senior managers and which was approved by the shareholders at the Company’s 2012 annual meeting, certain clarifications were made with respect to how certain criteria relating to the Company’s earnings before interest, taxes, depreciation and amortization are defined. Second, in light of the major importance to the Company of maintaining and improving the Company’s health and safety performance from the standpoints of employee safety, regulatory compliance, and customer requirements, certain criteria relating to health, safety and compliance statistics are being added in a manner consistent with the Company’s 2014 CEO Annual Incentive Plan as described above. Third, the circumstances under which the Committee can modify the performance goals under outstanding Awards, particularly in the light of subsequent events such as major acquisitions, were clarified.

The amendment to Sections 8 and 10(i) of the 2010 Plan did not affect the total number of Awards which may be issued under the Plan to all participants or groups of participants. Through December 31, 2012, the Company had issued under the 2010 Plan total Awards (all of which consisted of Restricted Stock) for an aggregate of 576,722 shares. Of that total, Awards for an aggregate of 136,183 shares had by then vested, Awards for an aggregate of 371,231 shares potentially could vest in the future based upon satisfaction of performance and/or time vesting requirements, and awards for an aggregate of 69,308 shares had by then been forfeited because the vesting requirements under the respective award agreements had not been satisfied. The Company cannot now predict the number of shares of the Company which will be issued in the future under the Plan to specific participants or groups of participants in the 2010 Plan. However, the section of the 2013 Proxy Statement relating to the amendment as described below contains information as to the amount of the total Awards which have been issued through December 31, 2012 to certain participants or groups of participants in the Plan, including to each of the Named Executive Officers listed in the “Summary Compensation Table” in the 2013 Proxy Statement.

A copy of the amendment to Sections 8 and 10.1 of the 2010 Plan is attached as Appendix B to the 2013 Proxy Statement and the amendment is further described in the 2013 Proxy Statement under the heading “Approval of Amendment to Sections 8 and 10(i) of the 2013 Proxy Statement” commencing on page 38.  The copy of such Plan and such description are incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on Monday, May 6, 2013, at which the following matters were submitted to a vote of the shareholders. Each of the matters was described in the Company’s 2013 Proxy Statement dated March 22, 2013 for such annual meeting. The votes as to each such matter were as follows:

(1)     Votes regarding the election of the persons named below as Class III directors for a term expiring in 2016:

	For	Withheld	Broker Non-Votes
John P. DeVillars	48,543,197	1,187,228	2,470,597
Daniel J. McCarthy	48,370,155	1,360,270	2,470,597
Andrea Robertson	49,441,188	289,237	2,470,597
James M. Rutledge	46,098,138	3,632,287	2,470,597

(2)     Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
49,491,839	127,928	110,658	2,470,597

(3)     Vote to approve the Company’s 2014 CEO Annual Incentive Plan.

For	Against	Abstain	Broker Non-Votes
47,840,310	1,794,957	95,158	2,470,597

(4)                                        Vote to amend Sections 8 and 10(i) of the Company’s 2010 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
46,941,295	2,690,357	98,773	2,470,597

(5)                                 Vote to ratify the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
51,144,494	987,309	69,219	-0-

Item 9.01                                 Financial Statements and Exhibits

(d) Exhibits

	Description	Location

10.55	Clean Harbors, Inc. 2014 CEO Annual Incentive Plan	Incorporated by reference to Appendix A to the Company’s definitive proxy statement for its 2013 annual meeting of shareholders filed on March 22, 2013

10.54A	Amendment to Sections 8 and 10(i) of the Company’s 2010 Stock Incentive Plan	Incorporated by reference to Appendix B to the Company’s definitive proxy statement for its 2013 annual meeting of shareholders filed on March 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 9, 2013	/s/ James M. Rutledge
Vice Chairman, President and Chief Financial Officer